LOFSA

LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY, MALAYSIA

LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY

Form 7

Offshore Companies Act 1990
(Section 15(5))

Company No : **LL04767**

CERTIFICATE OF INCORPORATION OF OFFSHORE COMPANY

This is to certify that **FLEXTRONICS MARKETING (L) LTD.** is incorporated under the Offshore Companies Act 1990 on and from the **05 April 2005** and that the company is a company limited by shares.

Given under my hand and seal this **05 April 2005**.

[redacted]

(MOHD RIDZUAN ZULKIFLI)
for the Director-General
Labuan Offshore Financial Services Authority
Federal Territory of Labuan
Malaysia